
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Tokheim
Corporation's November 30, 1994, annual financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000098559
<NAME> TOKHEIM CORPORATION
<MULTIPLIER> 1000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          NOV-30-1994
<PERIOD-END>                               NOV-30-1994
<CASH>                                            3933
<SECURITIES>                                         0
<RECEIVABLES>                                    40107
<ALLOWANCES>                                      1295
<INVENTORY>                                      35355<F1>
<CURRENT-ASSETS>                                 80408
<PP&E>                                           81816<F2>
<DEPRECIATION>                                   54391
<TOTAL-ASSETS>                                  113505
<CURRENT-LIABILITIES>                            36114
<BONDS>                                              0
<COMMON>                                         16281<F3>
<PREFERRED-MANDATORY>                             5005<F4>
<PREFERRED>                                          0
<OTHER-SE>                                        3830<F5>
<TOTAL-LIABILITY-AND-EQUITY>                    113505
<SALES>                                         202134
<TOTAL-REVENUES>                                202134
<CGS>                                           154652<F6>
<TOTAL-COSTS>                                   154652<F6>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                2350
<INCOME-PRETAX>                                   2119
<INCOME-TAX>                                       257
<INCOME-CONTINUING>                               1862
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                      (13416)<F7>
<NET-INCOME>                                     11554
<EPS-PRIMARY>                                   (1.69)
<EPS-DILUTED>                                        0

<F1>Represents gross inventory net of LIFO and loss reserves.
<F2>Represents gross PP&E.
<F3>Represents common stock of $19,410 less Guaranteed ESOP of $1,242 and treasury stock of $1,887.
<F4>Represents redeemable preferred stock of $24,000 less Guaranteed ESOP of
$15,733 and treasury stock of $3,262.
<F5>Represents retained earnings of $9,279 less minimum pension liability of $1,906 and foreign currency translation adjustments of $3,543.
<F6>Includes product development expenses and excludes depreciation and amortization.
<F7>Represents adoption of SFAS No. 106, "Employers' Accounting for Postretirement
Benefits Other Than Pensions."         50

